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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 200549



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934




       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 18, 1999

                          THE SPORTS CLUB COMPANY, INC.


            Delaware                       1-13290               95-4479735
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
         incorporation)                                      Identification No.)

11100 Santa Monica Boulevard, Suite 300
        Los Angeles, California                                     90025
(address of principal executive offices)                          (Zip Code)



        Registrant's telephone number, including area code (310) 479-5200


  (Former name or former address, if changed since last report.) Not applicable


                                  Page 1 of 3

                          Index of Exhibits on Page 3.


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ITEM 5. OTHER EVENTS.

        On February 18, 1999, the Company's Board of Directors approved an amendment to the Company's Stockholder Rights Plan adopted on September 29, 1998. The Amendment provides that (a) the Rights will not be triggered as a result of the acquisition by Millennium Entertainment Partners L.P. and its affiliates ("Millennium") of up to 2,000,000 shares of the Company's Common Stock from the Company's Chief Executive Officer, D. Michael Talla, (b) each of Millennium and Mr. Talla will be allowed to acquire up to 250,000 more shares than previously allowed under the Rights Agreement without triggering the Rights, and (c) in calculating the number of shares owned by Mr. Talla, certain shares which Mr. Talla does not own but which are subject to a voting agreement to which he is a party will not be included.

        On March 15, 1999, the Company announced that it is privately offering $100,000,000 of senior secured notes. The proceeds of the offering would be used to repay existing indebtedness and develop new sports and fitness clubs. The offering would not be registered under the Securities Act of 1933 or applicable state securities laws and the notes could not be offered or sold in the United States absent registration or an exemption from applicable registration requirements. There can be no assurance that the Company will be able to successfully complete the offering.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.                     Exhibit
-----------                     -------

4.1 First Amendment to Rights Agreement between The Sports Club Company, Inc. and American Stock Transfer & Trust Company dated
                                February 18, 1999.

99.1                            Press Release dated February 18, 1999.

99.2                            Press Release dated March 15, 1999.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

                                    THE SPORTS CLUB COMPANY, INC.

                                    By:  /s/ Timothy O'Brien
                                         ---------------------------------------
                                         Timothy O'Brien
                                         Chief Financial Officer

                                    March 15, 1999


                                   Page 2 of 3


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                                  EXHIBIT INDEX


ITEM                DESCRIPTION
----                -----------

4.1 First Amendment to Rights Agreement between The Sports Club Company, Inc. and American Stock Transfer & Trust Company dated February 18, 1999.

99.1                Press Release dated February 18, 1999.

99.2                Press Release dated March 15, 1999.



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